Exhibit (e)(v) under Form N-1A
                                  Exhibit 1 under Item 601/Reg. S-K


                           Amendment to
                      Distributor's Contracts
                              between
                        the Federated Funds
                                and
                    Federated Securities Corp.

      This Amendment to the Distributor's Contracts (each an "Agreement" and together, the "Agreements") between the Federated Funds listed on Exhibit A, (each a "Fund" and collectively, the "Funds") and Federated Securities Corp. ("Distributor") is made and entered into as of the 1st day of October, 2003.

      WHEREAS, each Fund has entered into an Agreement with the Distributor under and pursuant to which the Distributor is the principal underwriter of the shares of the Fund;

      WHEREAS, the Securities and Exchange Commission and the United States Treasury Department ("Treasury Department") have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "Applicable Law"), specifically requiring certain financial institutions, including the Funds and the Distributor, to establish a written anti-money laundering and customer identification program ("Program");

      WHEREAS, each of the Funds and the Distributor have established a Program and wish to amend the Agreements to reflect the existence of such Programs and confirm the allocation of responsibility for the performance of certain required functions;

      NOW, THEREFORE, the parties intending to be legally bound agree and amend each Agreement as follows:

1. The Funds and the Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of each respective Agreement they will maintain, a Program in compliance with Applicable Law.

2. The Funds each represent and warrant that the Funds have entered into an amendment to the agreement with the transfer agent of the Funds, pursuant to which the transfer agent has agreed to perform all activities, including the establishment and verification of customer identities as required by Applicable Law or its Program, with respect to all customers on whose behalf Distributor maintains an account with the Funds.

3. Distributor covenants that it will enter into appropriate amendments to selling or other agreements with financial institutions that establish and maintain accounts with the Funds on behalf of their customers, pursuant to which such financial institutions covenant to establish and maintain a Program with respect to those customers in accordance with Applicable Law.


In all other respects, each Agreement first referenced above shall remain in full force and effect.


   WITNESS the due execution hereof as of the 1st day of October, 2003.

                      FUNDS

                      By:  /s/ John W. McGonigle
                      Name:  John W. McGonigle
                      Title:   Executive Vice President


                      federated Securities Corp.

                      By:  /s/ James F. Getz
                      Name:  James F. Getz
                      Title:    President - Broker/Dealer

                             EXHIBIT A

Funds                                     Distributor's Contract
Date

Cash Trust Series, Inc.                        March 1, 1993
Cash Trust Series II                           January 25, 1991
Edward Jones Money Market Fund                 April 1, 2001
Edward Jones Tax-Free Money Market Fund        March 1, 2001
Federated Adjustable Rate Securities Fund      April 24, 1992
Federated American Leaders Fund, Inc.          March 1, 1993
Federated Equity Funds                         June 1, 1995
Federated Equity Income Fund, Inc.             March 1, 1993
Federated Fixed Income Securities Fund, Inc.   December 24, 1991
Federated GNMA Trust                           May 29, 1992
Federated Government Income Securities, Inc.   July 17, 1996
Federated High Income Bond Fund, Inc.          March 1, 1993
Federated High Yield Trust                     August 1, 1989
Federated Income Securities Trust              December 31, 1991
Federated Income Trust                         June 1, 1992
Federated Index Trust                          September 3, 1991
Federated Institutional Trust                  September 1, 1994
Federated Insurance Series                     December 1, 1993
Federated International Series, Inc.           February 11, 1991
Federated Investment Series Funds, Inc.        June 22, 1992
Federated Limited Duration Government Fund, Inc.    July 22, 1991
Federated Managed Allocation Portfolios        December 1, 1993
Federated Municipal Opportunities Fund, Inc.   July 17, 1996
Federated Municipal Securities Fund, Inc.      March 1, 1993
Federated Municipal Securities Income Trust    September 9, 1991
Federated Short-Term Municipal Trust           June 1, 1993
Federated Stock and Bond Fund, Inc.            March 1, 1993
Federated Stock Trust                          August 1, 1989
Federated Total Return Government Bond Fund    September 1, 1995
Federated Total Return Series, Inc.            December 1, 1993
Federated U.S. Government Bond Fund            August 1, 1989
Federated U.S. Government Securities Fund:  1-3 Years    May 29,
1992
Federated U.S. Government Securities Fund:  2-5 Years    May 29,
1992
Federated World Investment Series, Inc.        March 1, 1994
Intermediate Municipal Trust                   June 1, 1993
Money Market Obligations Trust                 March 1, 1994